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                                                                  EXHIBIT 10.12

                            STOCK PURCHASE AGREEMENT


Projectavision, Inc. ("Projectavision"), a Delaware corporation, Manhattan Scientifics, Inc. ("MHTX"), a Delaware corporation, and Lancer Partners, L.P., ("Lancer"), a Delaware limited partnership, intending to be legally bound hereby, severally agree as follows:

1. Lancer agrees to purchase from Projectavision 43,170,512 shares of MHTX common stock presently owned by Projectavision, representing approximately 63.04% of the total number of shares of MHTX common stock par value $.001 per share (the "Common Stock") outstanding (68,475,000 shares issued and outstanding), which is all of the MHTX shares currently owned by Projectavision, and Projectavision agrees to sell such shares (the "Projectavision Shares") to Lancer, all in accordance with and subject to the terms and conditions of this Agreement.

2. Lancer agrees to purchase from MHTX 20,000,000 shares of MHTX Common Stock at a price of $.05 per share ($1,000,000 in total), and MHTX agrees to issue and sell such shares (the "MHTX Shares") to Lancer, all in accordance with and subject to the terms and conditions of this Agreement.


3. Closing of the purchase and sale of the Projectavision Shares (the "First Closing") shall take place contemporaneously with execution and delivery of this Agreement, provided that Projectavision shall have given notice to Lancer that all of the conditions set forth in subparagraphs 5(a), 5(b) and 5(d) below have been satisfied or waived in writing by Lancer. Closing (the "Second Closing") for the purchase and sale of the MHTX Shares (collectively with the Projectavision Shares, the "Shares") shall take place at 10:00 a.m. on the tenth business day (or such earlier date as Projectavision and Lancer may agree upon) following notice by Projectavision to Lancer that all of the conditions set forth in subparagraphs 5(a) through 5 (d) below have been satisfied or waived in writing by Lancer. It is agreed and understood that unless all Shares are tendered and available for sale at each closing (each a "Closing"), Lancer shall not be obligated to take and pay for any Shares to be delivered at that Closing. The following shall take place at the Closings:


      (a) At the First Closing, Projectavision shall deliver to Lancer certificates representing the Projectavision Shares together with all necessary stock powers, certified Board of Directors' resolutions, incumbency certificates and other transfer documents reasonably necessary, in the opinion of Lancer's counsel, to transfer record ownership of the Projectavision Shares to Lancer.

      (b) At the Second Closing, MHTX shall deliver to Lancer certificates registered in Lancer's name representing 10,000,000 MHTX Shares and the Lancer Warrants (as described below); and


      (c) Lancer shall pay to Projectavision the purchase price for the Projectavision Shares at the First Closing. At the Second Closing, Lancer shall pay MHTX the installments due at the Second Closing on account of the purchase price for the MHTX Shares pursuant to paragraph 4 below. Each of such payments shall be by wire transfer of funds or in such other manner as is mutually acceptable to payee of such funds and Lancer.


4.    The purchase price for the Shares shall be paid as follows:

      (a) For the Projectavision Shares, $2,000,000 at the First Closing; and

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      (b) For MHTX Shares, $500,000 at the Second Closing, in exchange for
10,000,000 MHTX Shares delivered at the Second Closing with the balance of $500,000 in exchange for an additional 10,000,000 MHTX Shares to be paid seventy-five (75) days after the Second Closing or sooner, if agreed to by MHTX and Lancer.

5. The obligation of Lancer to complete its purchase of Shares is subject to the prior satisfaction of each of the following conditions:

      (a) The present Boards of Directors of MHTX and Projectavision shall have approved this Agreement and the sale of the Shares on the terms and conditions set forth herein on or prior to the First Closing.


      (b) On or prior to the First Closing, the MHTX Board shall have taken effective action (i) to issue to Lancer common stock purchase warrants to purchase up to 10,000,000 shares of MHTX Common Stock at a purchase price of $.05 per share (the "Lancer Warrants"), and (ii) replace the options held by Marvin Maslow ("Maslow") and Marty Holleran ("Holleran") exercisable for 15,000,000 shares of MHTX Common Stock with warrants (the "Maslow/Holleran Warrants") to purchase up to an aggregate 5,000,000 shares of MHTX Common Stock at a purchase price of $.05 per share. The terms of the Lancer Warrants shall be substantially the same as, and in any event no less favorable than, the terms and conditions of the Maslow/Holleran Warrants. The form of Lancer Warrant is attached hereto as Exhibit "A". Each of Maslow and Holleran agrees that all options and warrants for MHTX Common Stock issued to them on or prior to the date hereof, other than the Maslow/Holleran Warrants, shall be deemed cancelled, null and void upon the First Closing.


      (c) The Lancer Warrants shall be issued upon the Second Closing.

      (d) On or prior to the First Closing, Projectavision shall have converted 182,525 shares of MHTX Series A Preferred Stock into 9,435,405 shares of MHTX Common Stock (the "Conversion Shares") and shall have entered into a Lock Up Agreement covering the Conversion Shares in form attached hereto as Exhibit "B".

6. Lancer understands that the Shares and Lancer Warrants are being sold by MHTX and Projectavision in reliance upon certain exemptions from registration under state and federal securities laws, and Lancer makes the following representations, declarations and warrants:


      (a) Lancer is an "accredited investor" as that term is defined in Rule 501(a). Regulation D, promulgated under the Securities Act of 1933, as amended (the "1933 Act").


      (b) Lancer understands and agrees that (i) the Shares (which term, for this purposes of this paragraph 6, include shares of MHTX Common Stock issuable upon the exercise of Lancer Options) have not been registered under the 1933 Act or the securities laws of any state based upon and exemption from such registration requirements for non-public offering pursuant to Rule 506, Regulation D under the Act; (ii) the Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the 1933 Act; (iii) the Shares may not be resold or otherwise transferred by Lancer unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer;
(iv) the Company is under no obligation to register the Shares or any constituent securities thereof under the 1933 Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (v) the certificates for the Shares will bear a legend to the effect that transfer of the

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securities represented thereby is subject to restrictions on transfer applicable to "restricted securities", and (vi) appropriate stop transfer instructions with respect to the Shares will be placed with the transfer agent for the Company's Common Stock.

      (c) Lancer understands and represents, severally, that, except as set forth in paragraph 7 below, it (i) must bear the economic risk of an investment in the Shares for an indefinite period of time; (ii) is purchasing the Shares for its own account and not for the purpose of resale or otherwise effecting a distribution of the Shares; and (iii) has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge any of such securities to such person or anyone else and the Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement, and (iv) has full power and authority to execute and deliver this Agreement, and this Agreement is a legally binding obligation of the Investor in accordance with its terms.

7. Lancer may assign certain of its rights to acquire Shares and Lancer Warrants to other investment funds and entities managed by Michael Lauer, and to other business associates and investors selected by Lancer. Lancer warrants that the representations, warranties and agreements set forth in paragraph 6 above shall apply with equal force to all such assignees, and that each such assignee shall execute a separate writing confirming his/her/its agreement to be bound by the representations and agreements set forth in paragraph 6.

8. MHTX agrees to enlarge its Board of Directors by two directors, and to take all necessary action to appoint two directors nominated by Lancer to MHTX's Board of Directors, and to use its best efforts to cause the re-election of Lancer nominees until such time as Lancer no longer owns 10% of the Shares acquired hereunder.

                            (Signatures on next page)


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IN WITNESS WHEREOF, Projectavision, MHTX and Lancer have executed this Agreement this 28 day of July, 1998.



                                     PROJECTAVISION, INC.


                                     By: /s/ Martin Holleran
                                        -----------------------------------
                                        Martin Holleran, Chief Executive Officer

                                     MANHATTAN SCIENTIFICS, INC.


                                     By: /s/ Marvin Maslow
                                        -----------------------------------
                                        Marvin Maslow, President

                                     LANCER PARTNERS, L.P.


                                     By: /s/ illegible
                                        -----------------------------------



The Following Individuals Are Executing This Agreement As To The Last Sentence of Paragraph 5(b) Only:



                                     /s/ Marvin Maslow
                                     -------------------------------------
                                     Marvin Maslow


                                     /s/ Marty Holleran
                                     -------------------------------------
                                     Marty Holleran


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